Exhibit 10.1

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

BY AND BETWEEN

RICHARD LI

AND

SHANGHAI CENTURY ACQUISITION CORPORATION

Dated: April __, 2008

AMENDMENT NO. 1 dated as of April __, 2008 (the “Amendment”) to STOCK PURCHASE AGREEMENT, dated as of February 20, 2008 (the “Original Agreement”), by and between Richard Li (the “Seller”) and .Shanghai Century Acquisition Corporation, a company formed under the laws of the Cayman Islands (the “Buyer”). The Original Agreement as amended by this Amendment shall be referred to herein as the (“Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Original Agreement.

W I T N E S S E T H:

WHEREAS, the Seller and the Buyer have previously entered into the Original Agreement; and

WHEREAS, the Company, RAD and Mr. Kevin Ma have previously entered the Joint Venture Agreement dated as of February 20, 2008 (the “Original Joint Venture Agreement”) providing for the establishment of the Joint Venture; and

WHEREAS, as of the date hereof, the Company, RAD and Kevin Ma have entered into Amendment No 1 to the Original Joint Venture Agreement substantially in the form attached hereto as Exhibit A (the “Joint Venture Amendment”); and

WHEREAS, the Seller and the Buyer wish to amend the Original Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Buyer and the Seller hereby agree as follows:

SECTION 1.01 Amendments to the Original Agreement

A. Section 2.2(ii) of the Original Agreement is hereby amended in its entirety as follows: “(ii) the assumption by the Buyer of all of the Company’s obligations and responsibilities under the Original Joint Venture Agreement as amended by the Joint Venture Amendment (the Original Joint Venture Agreement as amended by the Joint Venture Amendment shall be referred to as to “Joint Venture Agreement”) including without limitation, the Company’s obligation to make a capital contribution to the Joint Venture in the amount and manner set forth in the Joint Venture Agreement and subject to the terms and conditions of the Joint Venture Agreement (the “Purchase Price”)”.

B. Section 6.01 of the Original Agreement is hereby amended by adding new subsections (f),(g) and (h) thereto to read as follows:

“(f) Joint Venture Amendment The Seller has received the duly executed original of the Joint Venture Amendment.

(g) Employment Amendment The Seller has received the duly executed Amendment dated as of April 23, 2008 to the Employment Agreement dated as of February 20, 2008 between Kevin Ma and the Buyer substantially in the form of Exhibit B hereto (the “Employment Amendment”)

(h) Capital Contribution (i) The Seller shall have received written evidence from the Buyer of its ability to contribute at least US$10,000,000 in cash to the Joint Venture on the Closing Date and (ii) The Buyer shall not have received on or prior to 12pm EST on Friday April 25, 2008, written notice from Kevin Ma that he and RAD are unwilling to proceed with the closing of the transactions contemplated by the Joint Venture Agreement due to the Buyer’s inability to have US$20,000,000 cash in order to make a further contribution to the Joint Venture on the Closing Date.

C. Section 6.02(i) of the Original Agreement is hereby amended to add the words “, the duly executed Employment Amendment” immediately following the words “Exhibit A” in the third line thereof.

D. Section 6.02 of the Original Agreement is hereby amended by adding new subsections (m) and (n) thereto to read as follows:

“(m) Joint Venture Amendment The Buyer has received the duly executed original of the Joint Venture Amendment.

(n) Capital Contribution (i) The Buyer shall have demonstrated to Kevin Ma its ability to contribute at least US$10,000,000 in cash to the Joint Venture on the Closing Date and (ii) The Buyer shall not have received on or prior to 2pm EST on Friday April 25, 2008, written notice from Kevin Ma that he is unwilling to proceed with the closing of the transactions contemplated by the Joint Venture Agreement due to the Buyer’s inability to have US$20,000,000 in order to make a further contribution to the Joint Venture on the Closing Date.

Section 2.01 Miscellaneous

A Effectiveness This Amendment shall become effective as of the date first above written.

B. Continued Effectiveness of the Original Agreement Except as expressly amended herein, all terms and provisions of the Original Agreement are and shall continue to be in full force and effect and the parties hereto shall be entitled to the full benefits thereof.

C. Governing Law This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any principles of conflicts of laws that would result in the application of the law of any other jurisdiction.

D. Counterparts This Amendment may be executed by the parties hereto in any number of separate counterparts.

IN WITNESS WHEREOF, the Seller and the Buyer have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

RICHARD LI

SHANGHAI CENTURY ACQUISITION CORPORATION

By:
Name: Franklin D. Chu
Title: Co-Chief Executive Officer

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